UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 2, 2009
Date of Report (Date of earliest event reported)
ALPHATRADE.COM
(Exact name of registrant as specified in its charter)

NEVADA	000-25631	98-0211652

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

SUITE 1820 - 1111 WEST GEORGIA ST, VANCOUVER, BRITISH COLUMBIA Canada	V6E 4M3

(Address of principal executive offices)	(Zip Code)
(604) 681-7503
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Signatures

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

In connection with the audit of the consolidated financial statements of Alphatrade.com (the “Company”) for the year ended December 31, 2008 by the Company’s independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC, the Company reviewed its accounting for advertising contracts and noted errors in its revenue recognition in relation to one of its advertising contracts.  On February 2, 2009, management of the Company concluded that the fees to be received in relation to such contract  were not reasonably assured. Accordingly, the Company concluded that its financial statements for the quarterly periods ended March 31, 2008, June 30, 2008 and September 30, 2008 can no longer be relied upon.  The Company intends to file amendments to its quarterly reports for the quarterly reports for the periods ended March 31, 2008, June 30, 2008 and September 30, 2008.

Management has apprised the Company’s Board of Directors and has discussed the matters in this Report with its independent registered public accounting firm, Chisholm, Bierwolf, Nilson & Morrill, LLC.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATRADE.COM
Date: February 5, 2009	By:	/s/ Penny Perfect
Penny Perfect
President